Exhibit 99.2

Heron Therapeutics Announces Cost Reduction Plan and Restructuring

- Expected overall cash savings of $75 million through 2025

- New executive management team in place

SAN DIEGO, July 24, 2023 /PRNewswire/ — Heron Therapeutics, Inc. (Nasdaq: HRTX), a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care, today announced a cost reduction plan and a corporate restructuring, following a strategic review of the business conducted by the new management team. These actions are expected to result in cash savings of approximately $75 million through 2025, inclusive of $45 million in operational savings, and continue Heron’s progression towards a streamlined organization focused on commercial execution, enabling it to take a crucial step towards achieving profitability.

“The cost reduction plan and restructuring are the result of a recent internal review of Heron’s operations, business practices and strategies by our new management team. With the new management team in place our goal is to develop a long-term plan that maximizes the potential of Heron, and we believe we have taken the first initial step in achieving that goal with the plan we announced today,” said Craig Collard, Chief Executive Officer of Heron. “While making some of these decisions was difficult, I believe they are necessary to better position Heron for a sustainable future. Going forward, we are focused on enhancing the value of our products while running an efficient business that delivers value to our shareholders.”

“In conjunction with our concurrent $30 million equity financing, these operational changes represent a critical realignment of the Company’s resources to enable Heron to maximize our commercial capabilities and unlock the significant value of our assets,” added Adam Morgan, Chairman of Heron’s Board of Directors. “Based on our current operational plan, we believe this financing will be the last equity raise needed prior to achieving cash flow positivity.”

The Company’s cost reduction plan will focus on streamlining operational expenditures, including reductions in research and development and general and administrative expenses, while aiming to achieve profitability in late 2024. A portion of the expected cash savings will come from reduced external spend, including completed renegotiation and right-sizing of key vendor contracts, which is expected to result in over $31 million in cash savings through 2025. In addition, Heron has conducted a corporate restructuring, reducing the Company’s employee base by 25%. Due to this restructuring, Heron expects to incur non-recurring cash expenses of approximately $5.9 million in 2023.

“While this represents a significant step in realigning Heron’s corporate infrastructure, the Company remains committed to continually optimizing operational expenses going forward,” Mr. Collard continued. “The emphasis on efficient operations, combined with a focus on product optimization and innovative commercial strategies that leverage the growth potential of the oncology and acute care portfolios, will position us well to optimize the Company’s future performance. We look forward to sharing more details on our strategic plan during the second quarter earnings call.”

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing best-in-class treatments to address some of the most important unmet patient needs. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Forward-looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding the expected savings, positioning of the Company and potential, timing of achieving profitability of the Company as a result of the cost reduction plan and restructuring, and expectations regarding the need for future equity financings. Heron cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, failure to realize the expected benefits from the cost reduction plan and restructuring; any inability or delay in achieving profitability, the expected future balances of Heron’s cash, cash equivalents and short-term investments; the expected duration over which Heron’s cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed; and other risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Investor Relations and Media Contact:

Ira Duarte

Executive Vice President, Chief Financial Officer

Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400

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